UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DELCATH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

ROBERT B. LADD JONATHAN A. FOLTZ MICHAEL KARPF, M.D. PAUL WILLIAM FREDERICK NICHOLLS FRED S. ZEIDMAN LADDCAP VALUE ASSOCIATES LLC LADDCAP VALUE PARTNERS LP

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LADDCAP IS PREPARED TO USE INDEPENDENT PROXY ADVISORY FIRMS
RECOMMENDATION AS A FRAMEWORK FOR A SETTLEMENT THAT WILL BENEFIT
ALL DELCATH STOCKHOLDERS

New York, September 18, 2006 - Laddcap Value Partners LP, Delcath Systems, Inc.’s (Nasdaq: DCTH) largest stockholder, is currently undertaking a written consent solicitation that, if successful, will remove all existing directors of Delcath and replace them with a new slate of directors.

Laddcap asks its fellow Delcath stockholders to continue to support effective change at Delcath by submitting their BLUE Consent Cards.

Despite Laddcap’s ability to remove and replace Delcath’s existing directors upon a successful consent solicitation, Laddcap is currently willing to agree to a settlement with Delcath that uses the Institutional Shareholder Services (ISS) and Glass Lewis & Co. reports as a framework for a settlement. ISS and Glass Lewis are leading independent global proxy advisory and voting services firms.

Both the ISS and Glass Lewis reports recommend that current Delcath directors Mark Corigliano and Victor Nevins resign from Delcath’s Board and be replaced by two directors from the Laddcap slate.

“Laddcap is committed to increasing stockholder value for all Delcath stockholders. A compromise settlement, which would bring a fresh perspective onto Delcath’s Board, will be a big step in achieving that result. Moreover, the settlement will end the expenditures on litigation; funds that can be better used by Delcath for recruiting patients for its clinical trials and for testing new applications for its device. We look forward to working with Delcath, Mr. Koly, and their counsel, to negotiate a settlement on an expedited and good faith basis,” stated Robert B. Ladd, Board nominee.

Notwithstanding Laddcap’s willingness to negotiate a settlement with Delcath, Delcath has not agreed to any such settlement. Therefore, it is imperative that you continue to send in your BLUE Consent Cards.

PLEASE SIGN, DATE AND RETURN YOUR BLUE CONSENT CARD

If you have any questions or require any assistance in executing your written consent, please call:

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071
(800) 581-5375
Banks and Brokers Call Collect: (201) 806-7300

Laddcap Value Partners LP
650 Fifth Avenue, Suite 600
New York, NY 10019
(212) 259-2070
info@laddcapvalue.com

In connection with our consent solicitation, on August 17, 2006 we filed a definitive consent solicitation statement with the Securities and Exchange Commission (the “SEC”). In addition, we may file other consent solicitation materials regarding this consent solicitation. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Definitive consent solicitation statements and BLUE consent cards have been mailed to Delcath stockholders. Stockholders are also able to obtain a free copy of the definitive consent solicitation statement at the SEC’s website, www.sec.gov. The definitive consent solicitation statement may also be obtained free of charge from our offices by contacting us via the contact information set forth above.